Exhibit 10.2

REGENTIS BIOMATERIALS LTD.

THE 2024 SHARE OPTION PLAN

(In compliance with Amendment No. 132 of the Israeli Tax Ordinance, 2002)

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

TABLE OF CONTENTS

1	PURPOSE	1
2	DEFINITIONS	1
3	ADMINISTRATION OF THE 2024 Option Plan	4
4	DESIGNATION OF PARTICIPANTS	5
5	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102	5
6	TRUSTEE	6
7	SHARES RESERVED FOR THE 2024 Option Plan; RESTRICTION THEREON	7
8	PURCHASE PRICE	7
9	ADJUSTMENTS	8
10	TERM AND EXERCISE OF OPTIONS	9
11	VESTING OF OPTIONS	10
12	PURCHASE FOR INVESTMENT	10
13	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL	11
14	DIVIDENDS	11
15	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS	11
16	EFFECTIVE DATE AND DURATION OF THE 2024 Option Plan	11
17	AMENDMENTS OR TERMINATION	12
18	GOVERNMENT REGULATIONS	12
19	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES	12
20	GOVERNING LAW & JURISDICTION	12
21	TAX CONSEQUENCES	13
22	NON-EXCLUSIVITY OF THE 2024 Option Plan	13
23	MULTIPLE AGREEMENTS	14
24	LOCK-UP	14

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Regentis Biomaterials Ltd.

The 2024 Share Option Plan

This plan, as amended from time to time, shall be known as the Regentis Biomaterials Ltd. 2024 Share Option Plan (the “2024 Option Plan”).

1	PURPOSE

The 2024 Option Plan is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entity which the Board (as defined below) shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the 2024 Option Plan approved by the Board.

2	DEFINITIONS

For purposes of integrating the 2024 Option Plan and related documents (including the Option Agreement and its appendixes), the following definitions shall apply:

2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.5	“Cause” means, henceforth and hereinafter (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the Company’s Chief Executive Officer, Board or the Optionee’s direct supervisor, which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

2.6	“Chairman” means the chairman of the Board.

2.7	“Committee” means a share option compensation committee appointed by the Board, which shall consist of no fewer than two members of the Board.

2.8	“Company” means Regentis Biomaterials Ltd., a company incorporated under the laws of the State of Israel, whose registration number is 513585240.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

2.9	“Companies Law” means the Israeli Companies Law 5759-1999, as now in effect or as hereafter amended.

2.10	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.11	“Date of Grant” means the date determined by the Board or authorized committee as set forth in Exhibit B to the Option Agreement.

2.12	"Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

2.13	“Expiration Date” means the date upon which an Option shall expire, as set forth in Section 10.1 of this 2024 Option Plan.

2.14	“Fair Market Value” means as of any date, the value of a Share determined as follows: (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable. Without derogating from the above, solely for the purpose of Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be; (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or; (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.15	“IPO” means the initial public offering of the Company’s shares.

2.16	“ITA” means the Israeli Tax Authorities.

2.17	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.18	“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

2.19	“Option” means an option to purchase one or more Shares of the Company pursuant to the 2024 Option Plan.

2.20	“102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.21	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non-Employee.

2.22	“Optionee” means a person who receives or holds an Option under the 2024 Option Plan.

2.23	“Option Agreement" means the share option agreement between the Company and an Optionee that evidences and sets out the terms and conditions of an Option.

2.24	“Ordinance” means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.25	“Purchase Price” means the price for each Share subject to an Option.

2.26	“Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

2.27	“Share” means the ordinary share, NIS 0.01 par value each, of the Company.

2.28	“Successor Company” means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

2.29	“Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company.

2.30	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.31	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.32	“Vested Option” means any Option that has already been vested according to the Vesting Dates.

2.33	“Vesting Dates” means, as determined by the Board or authorized committee, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in Section 11 below.

2.34	“2024 Option Plan” means this Regentis Biomaterials Ltd. 2024 Share Option Plan.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

3	ADMINISTRATION OF THE 2024 OPTION PLAN

3.1	The Board shall have the power to administer the 2024 Option Plan either directly or upon the recommendation of the Committee. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

3.2	The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.3	The Committee shall have the power to recommend to the Board and the Board shall have the full power and authority to: (i) designate Optionees; (ii) determine the material terms and provisions of the respective Option Agreements (which need not be identical) including, but not limited to, the number of Shares in the Company to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised. The Committee shall have the full power and authority to (ii) determine the remaining terms and provisions of the respective Option Agreements (which need not be identical), including, but not limited to, the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture; (iii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (iv) determine the Fair Market Value of the Shares covered by each Option; (v) to interpret the provisions and supervise the administration of the 2024 Option Plan (vi) to make an election as to the type of Approved 102 Option; (vii) designate the type of Options granted; and (viii) to make all other determinations deemed necessary or advisable for the administration of the 2024 Option Plan, including, without limitation, to adjust the terms of the 2024 Option Plan or any Option Agreement so as to reflect (a) changes in applicable laws and (b) the laws of other jurisdictions within which the Company wishes to grant Options, unless otherwise determined by the Board.

3.4	It is hereby being clarified that the Committee shall not be entitled to grant Options to the Optionees and the provision of Section 288(b)(i) of the Companies Law shall not apply. However, Section 288(b)(i) of the Companies Law shall apply, and the Committee will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions herein in accordance with section 112(b) of the Companies Law.

3.5	The Committee shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the 2024 Option Plan.

3.6	Any member of the Committee and/or of the Board shall be eligible to receive Options under this 2024 Option Plan while serving on the Committee and/or on the Board, as applicable, unless otherwise specified herein

3.7	Subject to the Company’s Articles of Association, all decisions and selections made by the Board or the Committee pursuant to the provisions of the 2024 Option Plan shall be made by a majority of its members except that no member of the Board or the Committee, as applicable, shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s Articles of Association, as the same may be in effect from time to time. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

3.8	The interpretation and construction by the Committee of any provision of the 2024 Option Plan or of any Option Agreement hereunder shall be final and conclusive unless otherwise determined by the Board.

3.9	Subject to the Company’s Articles of Association and the Company’s decision, and to all approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this 2024 Option Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4	DESIGNATION OF PARTICIPANTS

4.1	The persons eligible for participation in the 2024 Option Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options.

4.2	The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the 2024 Option Plan or any other option or share plan of the Company or any of its Affiliates.

4.3	Notwithstanding anything in this 2024 Option Plan to the contrary, all grants of Options to directors and office holders ("Nosei Misra" as such term is defined in the Companies Law) shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

5	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

5.1	The Company may designate Options granted to Employees pursuant to Section 102 as Approved 102 Options or as Unapproved 102 Options.

5.2	The grant of Approved 102 Options shall be made under this 2024 Option Plan adopted by the Board, and shall be conditioned upon the approval of this 2024 Option Plan by the ITA.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

5.3	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

5.4	No Approved 102 Option may be granted under the 2024 Option Plan to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Option as CGO or as OIO that will be granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this 2024 Option Plan and shall remain in effect until the end of the year following the year in which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.5	For the avoidance of doubt, the designation of Approved 102 Options and Unapproved 102 Options shall be subject to the terms and conditions of Section 102 of the Ordinance and the regulations promulgated thereunder.

6	TRUSTEE

6.1	Approved 102 Options, which shall be granted under the 2024 Option Plan and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees, for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder. In case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.2	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

6.3	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the holding period required under Section 102 of the Ordinance.

6.4	Upon receipt of an Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the 2024 Option Plan, or any Approved 102 Option or Share granted to him thereunder.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

7	SHARES RESERVED FOR THE 2024 OPTION PLAN; RESTRICTION THEREON

7.1	The Company has reserved 165,000 authorized but unissued Shares, for the purposes of the 2024 Option Plan, subject to adjustment as set forth in Section 9 below. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the 2024 Option Plan shall cease to be reserved for the purpose of the 2024 Option Plan, but until termination of the 2024 Option Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the 2024 Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the 2024 Option Plan.

7.2	Each Option granted pursuant to this 2024 Option Plan, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted (whether a CGI, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Purchase Price per share, the Expiration Date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this 2024 Option Plan.

7.3	Until the consummation of an IPO, the Shares shall be voted by an irrevocable proxy (the ”Proxy”), such Proxy to be assigned to the CEO of the Company (the “Proxy Holder”). The Proxy Holder shall vote all such shares subject to the Proxy, at any meeting of the shareholders of the Company, pro rata to the votes of all other shares actually voted at such meeting, so that the shares subject to the proxy shall not influence in any way the vote of shares of the Company. The Proxy Holder shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

8	PURCHASE PRICE

8.1	The Purchase Price of each Share subject to an Option shall be determined by the Committee in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Purchase Price determined for each Optionee.

8.2	The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee or the Board, including without limitation, by cash or check. The Committee shall have the authority to approve in specific cases other means of payment or to postpone the date of payment on such terms as it may determine.

8.3	The Purchase Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Board.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

9	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under this 2024 Option Plan shall be adjusted as hereafter provided:

9.1	In the event of a Transaction, the unexercised Options then outstanding under the 2024 Option Plan shall be assumed, or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in respect of the Transaction. In the case of such assumption and/or substitution of shares, appropriate adjustments shall be made to the Purchase Price to reflect such action, and all other terms and conditions of the Option Agreements, such as the Vesting Dates, shall remain in force, subject to the discretion of the Committee and the Board.

9.2	Notwithstanding the above and subject to any applicable law, the Board or the Committee shall have full power and authority to determine that in certain Option Agreements there shall be a clause instructing that, if in any such Transaction as described in section 9.1 above, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options the Vesting Dates (or any part thereof) shall be accelerated so that any unvested Option (or any portion thereof) shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction.

9.3	For the purposes of section 9.1 above, an Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by the shareholders for each share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee or the Board may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee or the Board may determine, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.4	If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-day period, all remaining outstanding Options will terminate immediately.

9.5	If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to this 2024 Option Plan, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding share. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to this 2024 Option Plan (as set forth in paragraph 7 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

9.6	Anything herein to the contrary notwithstanding, if prior to the completion of an IPO all or substantially all of the shares of the Company are to be sold, or in case of a Transaction, all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the 2024 Option Plan, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

10	TERM AND EXERCISE OF OPTIONS

10.1	Options shall be exercised by the Optionee by giving written notice and the payment of the Purchase Price to the Company, in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and the payment of the Purchase Price at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

10.2	Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in Exhibit B to the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 10.5 below.

10.3	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 10.5 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.4	Subject to the provisions of section 10.5 below, in the event of termination of Optionee’s employment or services, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately expire. A notice of termination of employment or service shall be deemed to constitute termination of employment or service.

10.5	Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee's employment or services with the Company or any Affiliate during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates of the Options, if: (i) termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or (ii) termination is the result of death or disability of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination; or (iii) prior to the date of such termination, the Committee/the Board shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

10.6	For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

10.7	To avoid doubt, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the 2024 Option Plan, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the 2024 Option Plan.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

10.8	Any form of Option Agreement authorized by the 2024 Option Plan may contain such other provisions as the Committee or the Board may, from time to time, deem advisable. Without limiting the foregoing, the Committee or the Board may, but is not obligated to, with the consent of the Optionee, from time to time decide to cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such Shares, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee or the Board in its sole discretion, unless otherwise decided by the Board.

10.9	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

10.10	Notwithstanding anything to the contrary herein above, in the event of termination of Optionee's employment or service with the Company or any Affiliate, when the employee continues to provide services (or vice versa) to the Company or any Affiliate, the Options granted to such Optionee shall not be affected by such change in the Optionee’s status, and the employee will be allowed to keep the Options pursuant to its original terms.

11	VESTING OF OPTIONS

Subject to the provisions of this 2024 Option Plan, the total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee or the Board may deem appropriate. The vesting provisions of individual Options may vary. However, no Option shall be exercisable after the Expiration Date.

12	PURCHASE FOR INVESTMENT

The Company’s obligation to issue or allocate Shares upon exercise of an Option granted under this 2024 Option Plan is expressly conditioned upon (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee) (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

13	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

13.1	Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any sale of shares in the Company.

13.2	Unless otherwise determined by the Committee or the Board, until such time as the Company shall complete an IPO, an Optionee shall not have the right to sell Shares issued upon the exercise of an Option within six (6) months of the date of exercise of such Option or issuance of such Shares. After the lapse of such six month period, until such time as the Company shall complete an IPO, the sale of Shares issuable upon the exercise of an Option shall be subject to a right of first refusal in accordance with the provisions of the Company’s Articles of Association.

14	DIVIDENDS

Subject to the Company’s Articles of Association, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) issued upon the exercise of Options held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder. During the period in which Shares issued to the Trustee on behalf of an Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

15	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

15.1	No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

15.2	Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

15.3	As long as the Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

16	EFFECTIVE DATE AND DURATION OF THE 2024 OPTION PLAN

This 2024 Option Plan shall be effective as of the date that it is adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

17	AMENDMENTS OR TERMINATION

17.1	The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate this 2024 Option Plan.

17.2	No amendment, alteration, suspension or termination of the 2024 Option Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the 2024 Option Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the 2024 Option Plan prior to the date of such termination.

17.3	In the event of any inconsistency or contradiction between any term of provision contained in this 2024 Option Plan and any provisions contained in the Company’s Articles of Association, the terms and provisions in the Articles of Association shall govern and supersede the terms and provisions contained herein.

18	GOVERNMENT REGULATIONS

The 2024 Option Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

19	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the 2024 Option Plan nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in this 2024 Option Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

20	GOVERNING LAW & JURISDICTION

This 2024 Option Plan shall be governed by and construed and enforced in accordance with the requirements relating to the administration of stock option plans under the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the 2024 Option Plan.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

21	TAX CONSEQUENCES

21.1	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

21.2	The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21.3	To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any tax withholding obligation relating to the exercise or acquisition of Shares under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionee by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) subject to the Committee or the Board approval on the payment date, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionee as a result of the exercise or acquisition of Shares under the Option in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) subject to Committee or the Board approval on the payment date, delivering to the Company owned and unencumbered Shares; provided that Shares acquired on exercise of Options have been held for at least 6 months from the date of exercise.

22	NON-EXCLUSIVITY OF THE 2024 OPTION PLAN

22.1	The adoption of the 2024 Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the 2024 Option Plan, and such arrangements may be either applicable generally or only in specific cases.

22.2	For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

Regentis Biomaterials Ltd.

The 2024 Share Option Plan

23	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the 2024 Option Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the 2024 Option Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

24	LOCK-UP

The Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations. Without derogating from the above, the Optionee shall abide by a lock-up for the following periods: (i) one hundred and eighty (180) days beginning on the effective date of the registration statement pursuant to which an IPO was effected; and (ii) ninety (90) days beginning on the effective date of any subsequent underwritten registration of the Company’s equity securities.

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